UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported) September 24, 2007

DEUTSCHE ALT-A SECURITIES MORTGAGE LOAN TRUST, SERIES 2007-RAMP1 (Exact name of Issuing Entity as specified in its charter)
DEUTSCHE ALT-A SECURITIES, INC. (Exact name of Depositor as specified in its charter)
DB STRUCTURED PRODUCTS, INC. (Exact name of Sponsor as specified in its charter)
DEUTSCHE ALT-A SECURITIES, INC. (Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-131600-15 (Commission File Number)	35-2184183 (IRS Employer ID Number)
60 Wall Street New York, New York 10005	10005
(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, including area code:	(212) 250-2500
No Change (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 6 - Asset-Backed Securities

Item 6.02 - Change in Servicer or Trustee.

On February 27, 2007 (the “Closing Date”), Deutsche Alt-A Securities Mortgage Loan Trust, Series 2007-RAMP1 (the “Issuing Entity”) issued and sold Mortgage Pass-Through Certificates, Series 2007-RAMP1. As of the Closing Date, Homecomings Financial, LLC (“Homecomings”) and GMAC Mortgage, LLC (“GMACM”), each an affiliate of the servicer, Residential Funding Company, LLC, acted as subservicers of approximately 33.69% and 31.81%, respectively, by the principal balance of the mortgage loans owned by the Issuing Entity.

Residential Capital, LLC (“ResCap”), which owns indirectly all of the equity of both Homecomings and GMACM, has reported that it restructured the operations of Homecomings and GMACM. As a result of such restructuring, on September 24, 2007, Homecomings transferred its servicing platform and certain employees responsible for the servicing function to its affiliate, GMACM.

Subsequent to the transfer of the servicing platform and employees from Homecomings to GMACM, GMACM became the subservicer for all of the outstanding mortgage loans initially subserviced by Homecomings, in addition to the outstanding mortgage loans originally subserviced by it, and Homecomings will no longer service any of the mortgage loans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEUTSCHE ALT-A SECURITIES, INC.

By: /s/ Ernie Calabrese_______________

Name: Ernie Calabrese

Title:   Director

By: /s/Rika Yano_______________

Name: Rika Yano

Title:   Vice President

Dated:  October 5, 2007